                                  SCHEDULE 14A


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant [XX]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[XX] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[XX] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

                                CUTTER

                                [Logo]

                               & BUCK

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                TO BE HELD ON FRIDAY, SEPTEMBER 26, 1997

To the Shareholders of Cutter & Buck Inc.:

   Notice is hereby given that the Annual Meeting of Shareholders of Cutter & Buck Inc. (the "Company") will be held on Friday, September 26, 1997 at 2:00 p.m. in the Ballroom of the Broadmoor Golf Club, 2340 Broadmoor East, Seattle, Washington for the following purposes:

   1. To consider and act upon a proposal to amend the Company's Restated Articles of Incorporation to divide the Board of Directors into three classes, each class consisting of one-third of the whole number of the Board of Directors.

   2. To elect two Class I Directors, two Class II Directors and two Class III Directors for initial terms of one, two and three years, respectively or, alternatively (if Proposal No. 1 should not be approved), to elect six Directors to serve until the 1998 Annual Meeting of Shareholders and until their respective successors are elected and have qualified;

   3. To consider and vote upon a proposal to approve the Cutter & Buck Inc. 1997 Stock Incentive Plan;

   4.  To ratify the appointment of independent auditors for the Company; and

   5. To transact any other business which may properly come before the meeting or any adjournment thereof.

   Holders of Common Stock at the close of business on August 11, 1997 are entitled to notice of and to vote at the meeting. Shareholders are cordially invited to attend the meeting in person.

                                    By Order of the Board of Directors,



Cutter & Buck Inc.
2701 First Avenue, Suite 500
Seattle, Washington 98121           Martin J. Marks
August 25, 1997                     PRESIDENT AND SECRETARY


 --------------------------------------------------------------------------
|  IMPORTANT:  Please fill in, date, sign and return the enclosed Proxy in  |
|  the postage-paid envelope to ensure that your shares are represented at  |
|  the meeting. If you attend the meeting, you may vote in person, if you   |
|  wish to do so, even though you have previously sent in your Proxy.       |
 --------------------------------------------------------------------------

                                CUTTER

                                [Logo]

                                & BUCK


August 25, 1997


Dear Shareholder:

     The Board of Directors and management of Cutter & Buck Inc. cordially invite you to attend the Annual Meeting of Shareholders. The meeting will be held on Friday, September 26, 1997 at 2:00 p.m., in the Ballroom of the Broadmoor Golf Club, 2340 Broadmoor East, Seattle, Washington. In addition to the business items listed in the proxy statement, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder.

     YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a Proxy.


                                    Sincerely,




                                    /s/ Harvey N. Jones
                                    Harvey N. Jones
                                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                CUTTER & BUCK INC.
                                 PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Friday, September 26, 1997, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Company first mailed this Proxy Statement to Shareholders on or about August 25, 1997.

RECORD DATE AND OUTSTANDING SHARES

     Only Shareholders of record on the books of the Company at the close of business on August 11, 1997, will be entitled to notice of, and to vote at, the Annual Meeting. On that date there were issued and outstanding 5,206,555 shares of Common Stock of the Company.

SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by the Company. The Company also intends to employ and pay the fees (estimated to be $5,000) and expenses of a firm engaged in the business of soliciting the return of proxies.

     Any Shareholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's executive offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a Shareholder's proxy unless the Shareholder votes in person.

QUORUM AND VOTING

     Under Washington law and the Company's Restated Articles of Incorporation, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. The affirmative vote of a majority of the outstanding shares entitled to vote will be necessary to approve the proposal to amend the Company's Restated Articles of Incorporation. Abstention from voting broker and nonvotes will have the effect of voting against the proposal. In the election of directors, the nominees elected are the six individuals receiving the greatest number of votes cast by the shares present in person or represented by proxy and entitled to vote. Any action other than a vote for a nominee will have the effect of voting against the nominee. The Cutter & Buck 1997 Stock Incentive Plan will be approved if the votes cast in favor of the proposal exceed the votes cast against it. Abstention from voting or broker nonvotes will have no effect since such actions do not represent votes cast.

     If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions given. In the absence of instructions to the contrary, the shares will be voted in accordance with the Board of Directors' recommendations. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those described in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders.

                           SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 11, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) certain of the Company's executive officers, and (iv) all directors and executive officers as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.

                                                     SHARES
                                                  BENEFICIALLY       PERCENTAGE
     NAME AND ADDRESS                                 OWNED           OF CLASS
     ----------------                             ------------       ----------

     Frances M. Conley (1) . . . . . . . . . . .     528,819           10.2%
     Roanoke Investors' Limited Partnership
     c/o Roanoke Capital, Ltd.
     1111 Third Avenue, Suite 2220
     Seattle, WA 98101
     Harvey N. Jones (2) . . . . . . . . . . . .     242,722            4.7%
     Martin J. Marks (3) . . . . . . . . . . . .      86,006            1.7%
     Michael S. Brownfield (4) . . . . . . . . .      58,125            1.1%
     Jim C. McGehee (3). . . . . . . . . . . . .      40,752            *
     Patricia A. Nugent (3). . . . . . . . . . .      26,783            *
     Larry C. Mounger (5). . . . . . . . . . . .      23,313            *
     James B. Slayden (3). . . . . . . . . . . .      14,872            *
     James C. Towne. . . . . . . . . . . . . . .       3,000            *
     All directors and executive officers
     as a group (13 persons) (6) . . . . . . . .   1,056,009           20.3%

-------------

*    Less than one percent

(1) 506,195 of these shares are held of record by Roanoke Investors' Limited Partnership ("Roanoke"). Ms. Conley, a director of the Company, is a shareholder, director and principal of Roanoke Capital, Ltd. ("Roanoke Capital"), the general partner of Roanoke. The only other shareholder, director and principal of Roanoke Capital is Gerald R. Conley, Ms. Conley's husband. Ms. Conley disclaims beneficial ownership of the shares held by Roanoke that exceed her interest in Roanoke Capital's interest in Roanoke. Includes 4,624 shares issuable upon exercise of options exercisable within 60 days of August 11, 1997.

(2) Includes 53,753 shares issuable upon exercise of options exercisable within 60 days of August 11, 1997. Excludes 3,000 shares held by the Jones-Iannucci Educational Trust, of which Mr. Jones' children are the sole beneficiaries.

(3) Represents shares issuable upon exercise of options exercisable within 60 days of August 11, 1997.

(4) Excludes 32,141 shares held by the Brownfield 1991 Irrevocable Trust, of which Mr. Brownfield's adult children are the sole beneficiaries. Includes 4,624 shares issuable upon exercise of options exercisable within 60 days of August 11, 1997.

(5) Includes 13,872 shares issuable upon exercise of options exercisable within 60 days of August 11, 1997.

(6) Includes 255,598 shares issuable upon exercise of options exercisable within 60 days of August 11, 1997.

                            EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

     NAME                     AGE           POSITION
     ----                     ---           --------
     Harvey N. Jones*         46            Chairman and Chief Executive
                                            Officer
     Martin J. Marks          48            President, Chief Operating Officer,
                                            Treasurer and Secretary
     Jim C. McGehee           47            Vice President of Sales
     Patricia A. Nugent       43            Vice President of Merchandise and
                                            Design
     Jon P. Runkel            40            Vice President of Production
     Philip C. Davis          39            Vice President of Operations
     Neil D. Johnson          41            Controller
     Philip B. Jones*         44            Vice President of International/
                                            Managing Director of Cutter &
                                            Buck (Europe) B.V.
---------------
* Harvey N. Jones and Philip B. Jones are brothers.


     In addition, the Board of Directors has also elected Stephen S. Lowber to be Chief Financial Officer of the Company as of September 1, 1997. From April 1992 to June 1997, Mr. Lowber was Chief Financial Officer of LUXAR Corporation, a manufacturing company of medical devices. From March, 1990 to March 1992, Mr. Lowber was Vice President and Chief Financial Officer of Advanced Digital Information Corporation, a technology company, and from June 1984 to February 1990, he was Vice President and Chief Financial Officer of Zytec, Inc., a plastic products manufacturing company. Mr. Lowber has a bachelor's degree in finance from Western Washington University and a master's degree in business administration from Seattle University, and is a certified public accountant.

     The biographies of the current executive officers of the Company who are not directors are as follows:

     MR. MCGEHEE, Vice President of Sales of the Company, joined the Company in February 1990. From 1986 to 1989, he was Men's National Sales Manager for JGH. From 1973 to 1986, he was a Regional Sales Manager of Arrow Shirt Company. Mr. McGehee has a bachelor's degree in business (marketing) from Auburn University.

     MS. NUGENT, Vice President of Merchandise and Design of the Company, joined the Company in December 1993 and served as Vice President of Production from April 1994 to May 1995. From 1983 to 1993, she was a private consultant to various clothing and textile firms, including Demetre Inc., a sweater company, and Roffe Inc., a skiwear company. Ms. Nugent has a bachelor's degree in clothing and textile design from the University of Washington and a design certificate from the Modeschule der Stadt Wien in Vienna, Austria.

     MR. RUNKEL, Vice President of Production of the Company, joined the Company in April 1995 and served as Operations Manager from April 1995 to June 1995. From October 1994 to April 1995, he was a production manager of Organik Technologies, Inc., an apparel manufacturer, producing contract work for such names as Patagonia, Eddie Bauer, Timberland and Jantzen, and from March 1993 to September 1994, he was a consultant on operations/production for Susan Barry Designs, a women's "bridge" line.

     MR. DAVIS, Vice President of Operations, joined the Company in January 1997. From 1987 to 1996, he held various positions at Stusser Electric, an electrical parts distribution company, including President from 1994 to 1996. Mr. Davis has a bachelor's degree in economics from Stanford University.

     MR. JOHNSON, Controller of the Company, joined the Company in December 1994. From 1987 to 1994, he was Controller of Union Bay Clothing Company. Mr. Johnson has a bachelor's degree in business administration (accounting) from the University of Washington, and is a certified public accountant.

     MR. PHILIP JONES, Vice President of International / Managing Director of Cutter & Buck (Europe) B.V., joined the Company in July 1997. Since 1989, Mr. Jones has been an independent international trade consultant serving certain major U.S. companies, and from 1983 to 1988, he was a senior legislative assistant to United States Senator Daniel J. Evans. Mr. Jones holds a bachelor's degree in East Asian studies from Harvard University.

     Officers serve at the discretion of the Board of Directors.

                           TRANSACTIONS WITH MANAGEMENT

     Joey Rodolfo was a director of the Company from its inception in January 1990 until May 1997. During the 1997 fiscal year, he was an independent consultant on design matters, working exclusively for the Company. As of March 25, 1997, Mr. Rodolfo and the Company entered into a Transition Agreement which provided, among other things, for the registration of 129,861 shares of Company stock owned by Mr. Rodolfo. That agreement also provided for his resignation from the Company's Board of Directors and certain other matters.

                           COMPENSATION OF EXECUTIVE
                    OFFICERS IN THE YEAR ENDED APRIL 30, 1997

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation paid or accrued to the Company's Chairman and Chief Executive Officer and the other officers of the Company who earned salary and bonus of at least $100,000 (the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal year ended April 30, 1997:



                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                           ANNUAL COMPENSATION        AWARDS
                                                         -----------------------   ------------
                                                                                    SECURITIES       ALL OTHER
                                                                         BONUS      UNDERLYING     COMPENSATION
   NAMES AND PRINCIPAL POSITION           FISCAL YEAR    SALARY ($)      ($)(1)     OPTIONS (#)        ($)(2)
--------------------------------------    -----------    ----------    ---------   ------------    ------------
Harvey N. Jones                               1997        $170,000       $7,500         -0-            $492
  Chairman and Chief Executive Officer        1996        $120,000         -0-        30,000           $552
Martin J. Marks                               1997        $150,000       $7,500         -0-            $492
  President, Chief Operating                  1996        $110,000         -0-        25,000           $552
  Officer, Treasurer and Secretary
Jim C. McGehee                                1997        $110,000       $101,922       -0-            $492
  Vice President of Sales                     1996        $110,000        $20,774     15,000           $552
Patricia A. Nugent                            1997        $103,000         $7,500       -0-            $492
  Vice President of Merchandise               1996         $95,000         -0-        10,000           $552
  and Design


-----------


(1)  Bonus amounts received by Mr. McGehee represent sales commissions.

(2)  Represents term life insurance premiums.

OPTION EXERCISES IN FISCAL 1997 AND AGGREGATE FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information as of April 30, 1997 regarding options held by each of the Named Executive Officers:



                     NUMBER OF
                       SHARES                             SECURITIES UNDERLYING          VALUE OF UNEXERCISED IN-THE-
                     ACQUIRED ON     DOLLAR VALUE     UNEXERCISED OPTIONS AT FISCAL     MONEY OPTIONS AT FISCAL YEAR
NAMES                EXERCISE (#)    REALIZED ($)            YEAR END (#)(1)                     END ($)(2)
-----                ------------    ------------     -----------------------------     -----------------------------

                                                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
                                                      -----------     -------------     -----------    --------------
Harvey N. Jones          -0-              N/A            42,189          34,064          $350,653         $141,884
Martin J. Marks         3,500           $30,940          68,661          36,095          $621,937         $194,112
Jim C. McGehee           -0-              N/A            33,236          18,766          $294,771          $88,005
Patricia A. Nugent       -0-              N/A            20,423          15,016          $173,490          $77,356

-------------


(1) The options listed are nonqualified stock options granted under the Company's 1991 and 1995 Stock Option Plans. The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant. To the extent not already vested, the options generally become fully vested and exercisable upon a change in control of the Company.

(2) Based on the closing price of the Company's Common Stock as quoted on the Nasdaq National Market on April 30, 1997 ($12.00), less the exercise price. The actual value realized may be greater or less than the potential realizable values set forth in the table.


   COMPENSATION COMMITTEE REPORT ON FISCAL YEAR 1997 EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of three nonemployee directors. The Committee is responsible for establishing and administering the Company's policies that govern compensation and benefit practices for employees of the Company and its subsidiaries. The Committee also evaluates the performance of the executive officers of the Company and its subsidiaries for purposes of determining their base salaries, cash-based and equity-based incentives and related benefits.

COMPENSATION GOALS

     The goals of the compensation program are to align the interests of executive management with the long-term interests of Shareholders and to motivate Company executives to achieve the strategic business goals of the Company. The compensation program is designed to recognize the contributions of the executive officers, and to provide compensation opportunities which are competitive with those offered by competitors in the men's sportswear industry. In furtherance of these goals, the Company's compensation package for its officers includes both short-term and long-term features in the form of base salary, cash-based incentives keyed to Company performance and equity-based incentives in the form of stock options which are granted periodically at the discretion of the Committee.

BASE SALARIES

     Base salaries for all officers are reviewed annually. In evaluating salaries, the Committee uses compensation surveys pertaining to companies within the fashion industry of similar size, and considers the officer's individual performance during the prior year. In determining how the respective officer contributes to the Company, the Committee considers current corporate performance, including sales growth, market position and increased brand identity, as well as the potential for future performance gains. The Committee has neither set targets related to these factors nor has it attributed any specific weight to them for purposes of determining base salaries.

CASH-BASED INCENTIVES

     The Vice President of Sales has a cash-based incentive arrangement dependent on actual sales in relation to pre-established yearly goals. Although there is no formal bonus plan for the Company's other executive officers, the Committee, in its discretion, may grant bonuses to those executive officers from time to time. For fiscal 1997, each of the Company's executive officers, with the exception of the Vice President of Sales, was granted a modest bonus of $7,500. The Committee is currently considering the adoption of a plan or other cash incentive arrangements for those officers.

EQUITY-BASED INCENTIVES

     The Company has provided its executive officers with long-term incentives through the 1991 and 1995 Stock Option Plans and, if approved by the Company's shareholders, will continue to do so through the Cutter & Buck 1997 Stock Incentive Plan. The primary objective of these plans is to provide the Company's executive officer participants with an incentive for them to make decisions and take actions which maximize long-term shareholder value. The plans are designed to promote this long-term focus by using discretionary grants of stock options and long-term vesting periods. The Committee favors annual or semi-annual option grants to ensure that participants always have at least a portion of their options unvested. The Committee believes this practice promotes motivation and retention of key personnel.

     Subject to the terms of the plans, the Committee determines the terms and conditions of options, including the exercise price. It has been the practice of the Committee to grant options with an exercise price equal to the closing bid price of the Company's Common Stock as reported on the Nasdaq National Market as of the date of grant. Prior to and in connection with the Company's initial public offering in August 1995, the Committee accelerated the then-outstanding unvested stock option awards by revising the existing vesting schedules such that 50% of the options would vest on the first anniversary of the original date of grant and 25% would vest on each of the second and third anniversaries thereafter, as long as the optionee remained in the employ of the Company. Option awards granted subsequent to the Company's initial public offering generally vest in four equal annual installments beginning one year from date of grant. The Committee believes that stock options provide an incentive for executive officers, allowing the Company to attract and retain high quality management.

     If approved, the Cutter & Buck 1997 Stock Incentive Plan also would allow the Company to grant Company stock directly to officers and employees of the Company and its subsidiaries. The Committee believes it would be able to structure grants of restricted stock that would vest only upon the achievement of certain targets that would be based on performance criteria aligned with the individual's area of responsibility, such as various combinations of increases in the Company's stock price, net profit, gross margin, sales and customer base as well as other measures such as inventory turn and expense control.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

  In assembling the Chairman and Chief Executive Officer's compensation package, the Committee pursues the same objectives which apply for the Company's other executive officers. Although the Committee's overall goal is to set the Chairman and Chief Executive Officer's salary at the median base for competitors which are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee's subjective evaluation of the annual and long-term performance of the Company, the individual performance of the Chairman and Chief Executive Officer, and the cash resources and needs of the Company. Reflecting that, the increase in Mr. Jones' salary for fiscal 1997 was due to his significant contributions in strengthening the company's market expansion, brand identity, sales growth and overall performance. Mr. Jones' salary for fiscal 1998 is currently being paid at an annual rate of $215,000.


June 11, 1997                         COMPENSATION COMMITTEE


                                      Larry C. Mounger (Chair)
                                      Frances M. Conley
                                      James B. Slayden




                              STOCK PRICE PERFORMANCE

    The following graph compares the cumulative total return of Company Common Stock, the Nasdaq Stock Market -- U.S. Index and the Nasdaq Non-Financial Index. The cumulative total return of Company Common stock assumes $100 invested on August 15, 1995 in Cutter & Buck Inc. Common Stock and assumes reinvestment of dividends.

                                            August 15,   April 30,   April 30,
  COMPANY                                      1995        1996        1997

  CUTTER & BUCK INC                           100.00      152.38      152.38
  PEER GROUP                                  100.00      117.39      119.34
  BROAD MARKET                                100.00      117.37      124.34



                       PROPOSAL NO. 1 - AMENDMENTS TO RESTATED
                             ARTICLES OF INCORPORATION TO
                       ESTABLISH A CLASSIFIED BOARD OF DIRECTORS

GENERAL

The Board of Directors has unanimously approved certain amendments to the Restated Articles of Incorporation and has directed that they be submitted to a vote of the shareholders at the Annual Meeting. Inasmuch as the Board deems such amendments to be interrelated in purpose and effect, they are being submitted as a single proposal to be voted upon. To be adopted, the proposed amendments require the affirmative vote of holders of a majority of all outstanding shares of Common Stock of the Company entitled to vote thereon at the Annual Meeting. Management believes it to be in the best interests of the Company to amend the Restated Articles of Incorporation to give effect to the proposed amendments.

The proposed amendments would, among other things:

     (1)  divide the Company's Board of Directors into three classes;

     (2) provide that, unless certain conditions are met, the proposed amendments may not be further amended or repealed without a vote of 75% of the Company's shareholders.

     The principal purposes of the proposed amendments are to promote continuity and stability in the Company's leadership and policies and to encourage any persons who might wish to acquire the Company to negotiate with its management rather than to attempt to effect certain types of business combinations without the approval of management or of a substantial portion of the Company's shareholders. The proposed amendments may be considered "anti-takeover" in nature and the effect of such amendments may be to render more difficult or to discourage a merger or tender offer, even if such transaction is favorable to the interests of the shareholders, or the assumption of control by a holder of a large block of the Company's shares and the removal of incumbent management, even if such removal would be beneficial to shareholders.

     Shareholders should note that the proposed amendments may discourage tender offers and other non-open market acquisitions made at prices above the prevailing market price of the Company's stock and acquisitions of stock by persons attempting to acquire control through market purchases that may cause the market price of the stock to reach levels that are higher than would otherwise be the case. Discouragement of such acquisitions may have the effect of depriving shareholders of opportunities to sell their stock at a premium under such circumstances.

     The Board of Directors has no knowledge of any efforts by any person to obtain control of the Company or to change its management. However, in view of the number of hostile tender offers and proxy contests experienced by public companies, the Board of Directors believes that it is prudent and in the interest of the shareholders to adopt the proposed amendments. The Board of Directors has further concluded that it is desirable to consider these proposed amendments at a time when the Company is not subject to a takeover attempt.

CURRENT PROVISIONS OF RESTATED ARTICLES OF INCORPORATION AND BY-LAWS

     The Company does not believe that its Restated Articles of Incorporation and Bylaws as presently constituted contain any provisions which are intended to have an anti-takeover effect. However, under the Articles of Incorporation 18,980,479 shares of Common Stock and 6,000,000 shares of preferred stock remain authorized and not reserved for any purpose and are available for issuance. Although these shares were authorized to allow the Board of Directors, without further shareholder approval, to issue additional shares of the Company's capital stock to raise capital or to effect potential acquisitions in the future, the authorization of such additional shares could potentially be issued in such manner as to hamper the efforts of persons who might attempt to gain control of the Company. Also, Article 4.1.2 of the Restated Articles specifically provides that the Board has the authority to create the special terms and conditions of the preferred stock which it issues. The Board is authorized to establish the number of shares of preferred stock to be issued in any series it decides to issue and to fix the voting powers, designations, preferences and relative, participating, optional or other special rights of the preferred stock, including voting rights and conversion rights, and the qualifications, limitations and restrictions thereon. Accordingly, it is possible for the Board to seek to authorize the issuance of a series of preferred stock with rights and preferences that could affect an attempt to acquire control of the Company. For example, such additional authorized shares could potentially be issued to dilute the stock ownership of persons seeking to obtain control of the Company, or shares of preferred stock with favorable voting rights, such as the right to elect certain additional directors, or to provide the holders of other special rights could be created and issued to parties that support the management of the Company.

     The proposed amendments, combined with the power of the Board of Directors to issue shares of authorized preferred stock, may have the effect of maintaining the continuity of management and may make changes in management more difficult, even if a majority of shareholders might consider such changes advisable.

     Cumulative voting for the election of directors is not permitted under the Restated Articles of Incorporation, as now in effect and as proposed to be amended.

     The following sections set forth an explanation of the proposed amendments, which are set forth in their entirety in Exhibit A to this Proxy Statement.

CLASSIFICATION OF BOARD OF DIRECTORS

SUMMARY

     As of the date of the Annual Meeting, the Company's Bylaws will provide for a Board of Directors consisting of six members. Directors are elected to serve until the next annual meeting of shareholders and until their respective successors are duly elected and have qualified. The terms of all of the Company's Directors will expire at the Annual Meeting.

     Proposal No. 1 would amend Article 9 of the Restated Articles of Incorporation to divide the Board of Directors into three classes, labeled Class I, Class II and Class III, each containing, insofar as possible, an equal number of directors, with the term of one of the three classes expiring each year at the Company's annual meeting or special meeting in lieu thereof. The Company's Directors unanimously recommended the proposed amendments to the Company's shareholders on July 14, 1997.

     The exact number of directors, and the number of members of each class of directors, would be fixed or changed from time to time within such limits by resolution of the Board of Directors. The provisions of the proposed
Article 9 would not apply to any director elected by holders of a class or series of the Company's preferred stock at any time such holders might have a right to vote separately as a class for the election of directors.

     If the proposed amendments are approved, the Company will designate nominees for each of the three classes of Directors as set forth in Proposal No. 2. The Class I Directors would serve initially for a one-year term, until the 1998 annual meeting of shareholders and until successors are duly elected and have qualified, and thereafter be elected for three-year terms. The Class II Directors would serve initially for a two-year term, until the 1999 annual meeting of shareholders and until successors are duly elected and have qualified, and thereafter be elected for three-year terms. The Class III Directors would immediately commence service for a three-year term, and serve until the 2000 annual meeting of shareholders and until their respective successors are duly elected and have qualified. The proposed amendments provide that any vacancy on the Board of Directors resulting from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, and any other vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors would serve for a term equivalent to the remaining unserved portion of the term of such newly elected Director's predecessor.

     Under Washington law, the holders of a majority of a corporation's outstanding shares may remove directors with or without cause unless such power of removal is limited by the corporation's articles of incorporation. The Restated Articles of Incorporation presently contain no provision limiting such power. This law also provides that if a corporation's articles of incorporation provides for classification of directors, directors may be removed only for cause unless otherwise set forth in the articles of incorporation. Cause is not defined under Washington law for this purpose. The Board intends, upon the adoption of the proposed amendment by the shareholders, to amend the Company's Bylaws to provide that incumbent Directors may be removed by a majority of shareholders only for "Cause." "Cause," for the purposes of the proposed Bylaw provision, is defined as (a) willful and continued material failure, refusal or inability to perform one's duties to the Company or the willful engaging in gross misconduct materially and demonstrably damaging to the Company; or (b) conviction for any crime involving moral turpitude or any other illegal act that materially and adversely reflects upon the business, affairs or reputation of the Company or on one's ability to perform one's duties to the Company.

     The vote of holders of record of a majority of the outstanding Common Stock entitled to vote thereon at the Annual Meeting is required for adoption of the proposed amendments.

REASONS FOR AND EFFECTS OF PROPOSED ARTICLE 9

     Designation of a classified board of directors is permitted under
Section 23B.08.060 of the Revised Code of Washington. Section 23B.08.060 provides that a corporation may divide its board into one, two or three classes, with (in the case of a board divided into three classes) the classes serving for staggered three-year terms, so that only the directors of one class stand for re-election in any given year.

     The proposal to adopt a classified Board of Directors is not the result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company through a merger, tender offer, consent solicitation or otherwise. The Board of Directors believes that the adoption of proposed Article 9 will enhance the likelihood of continuity and stability in the composition of the Company' s Board of Directors and in the policies formulated by the Board, in that only about one-third of the Board of Directors would be subject to election each year. Staggered terms would also guarantee that, except in the unusual circumstances of the death or resignation of Directors, approximately two-thirds of the Directors, or more, at any one time would have at least one year's experience as Directors of the Company.

     The proposed Article 9 will also restrict the ability of shareholders of the Company to change the composition of the Board of Directors by extending the time required to elect a majority of Directors from one to two years. Thus, the existence of a classified Board may have an anti-takeover effect because a person who has gained voting control of the Company will be unable to gain immediate control of the Board of Directors unless he or she can obtain sufficient votes to amend proposed Article 9 pursuant to the requirements for such an amendment as set forth therein. See "Supermajority Requirements for Amendment of the Proposed Amendments" below.

     Adoption of the proposed amendments would thus tend to make more difficult, or discourage, any attempt to remove current management of the Company by means of a merger, a tender offer for the Company's stock, a proxy contest or any other transaction resulting in a change in control, even where such an action would be favorable to the Company's shareholders or was supported by a majority of the shareholders. The proposed amendments would also make it more difficult for the Company's shareholders to change the composition of the Board and the Company's management, even for reasons of performance of the present Board and management. The provisions of the proposed Article 9 would be applicable to every election of Directors and not just elections occurring in connection with a specified event such as a hostile tender offer.

SUPERMAJORITY REQUIRED TO REPEAL PROPOSED AMENDMENTS

     Under Washington law, amendments to the Restated Articles of Incorporation may be made with the approval of holders of majority of the Company's outstanding Common Stock, since the Restated Articles of Incorporation do not currently provide otherwise.

     The proposed amendments related to a staggered board would also provide that any further amendment to the Restated Articles of Incorporation that would amend, alter or repeal the amendment would require the vote of the holders of seventy-five percent (75%) of all shares of stock of the Company entitled to vote at a meeting held for the purpose of voting on the further amendment. The 75% requirement would not apply in the case of an amendment recommended to the shareholders pursuant to a resolution of the Board of Directors approved by two-thirds of the "Continuing Directors." "Continuing Directors," for the purposes of the proposed amendments, are (i) Directors of the Company who are or become Directors on the date on which the proposed amendments are adopted by the shareholders, or (ii) any Director elected by a majority of the Continuing Directors then in office to succeed any Director to fill any vacancy on the Board of Directors. This "supermajority" requirement is designed to prevent the circumvention of the proposed amendments described in this Proxy Statement by any person or persons holding more than 50% but less than 75% of the voting stock.

THE BOARD DEEMS THE PROPOSED AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENTS.

                     PROPOSAL NO. 2 - ELECTION OF DIRECTORS

     At the Annual Meeting, six Directors will be elected. The Board has nominated Frances M. Conley and Larry C. Mounger for election as Class I Directors, to serve until the Company's 1998 annual meeting of shareholders or special meeting in lieu thereof, and until successors are duly elected and have qualified. The Board has also nominated Michael S. Brownfield and Harvey N. Jones for election as Class II Directors, to serve until the Company's 1999 annual meeting of shareholders or special meeting in lieu thereof, and until successors are duly elected and have qualified, and Martin
J. Marks and James C. Towne for election as Class III Directors, to serve until the Company's 2000 annual meeting of shareholders or special meeting in lieu thereof, and until successors are duly elected and have qualified. Each of the nominees presently serves as a Director of the Company. Information relating to each of the nominees for election as a Director is set forth below.

     In case Proposal No. 1 to amend the Restated Articles of Incorporation to provide for three classes of Directors should not be approved by the shareholders, the Board has, in the alternative, nominated Harvey N. Jones, Michael S. Brownfield, Frances M. Conley, Martin J. Marks, Larry C. Mounger and James C. Towne for election as Directors, to serve until the next annual meeting of shareholders and until their respective successors shall have been elected and qualified.

     The nominees have agreed to serve as Directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that any of them is unable or declines to serve as a Director at the time of the Annual Meeting, proxies may be voted for such other nominee as is then designated by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF FRANCES M. CONLEY AND LARRY C. MOUNGER AS CLASS I DIRECTORS, MICHAEL S. BROWNFIELD AND HARVEY N. JONES AS CLASS II DIRECTORS AND MARTIN J. MARKS AND JAMES C. TOWNE AS CLASS III DIRECTORS OF THE COMPANY. IN THE EVENT THAT PROPOSAL NO. 1 IS NOT ADOPTED BY THE SHAREHOLDERS, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF HARVEY N. JONES, MICHAEL S. BROWNFIELD, FRANCES M. CONLEY, LARRY C. MOUNGER, JAMES C. TOWNE AND MARTIN J. MARKS AS DIRECTORS OF THE COMPANY.

Information on the Directors and Director nominees of the Company follows:




                                 Director    Principal Occupation and Business
Name (Age)                         Since     Experience for the Past Five Years
-------------------------------- ---------   ----------------------------------
Harvey N. Jones (46) . . . . . .   1990      Mr. Jones, a co-founder of the
                                             Company, has been President, Chief
                                             Executive Officer and a director of
                                             the Company since its inception in
                                             January 1990.
Michael S. Brownfield (57) . . .   1995      Mr. Brownfield is a private
                                             investor.  Mr. Brownfield is the
                                             Chairman of

                                 Director    Principal Occupation and Business
           Name (Age)              Since     Experience for the Past Five Years
-------------------------------- ---------   ----------------------------------
                                             Accurate Molded Plastics, a private
                                             manufacturer of tooling and
                                             injection molded plastics and also
                                             serves on the boards of directors
                                             of Heartsmart, Inc., a private
                                             biomedical company, Northwest
                                             Cascade, Inc., a private
                                             construction company, Kitsap
                                             Entertainment Corporation, a
                                             private restaurant franchisee,
                                             Kam-Ko Bio-Pharm Trading Co., Ltd.
                                             Australasia, a private biomedical
                                             company, Pantheon, Inc., a private
                                             software integration company and
                                             Global Tel Resources, Inc., a
                                             private telecommunications company.
                                             Mr. Brownfield has a bachelor's
                                             degree in chemistry from the
                                             University of Oregon.
Frances M. Conley (54) . . . . .   1990      Since 1982, Ms. Conley has been a
                                             shareholder, director and principal
                                             of Roanoke Capital, the general
                                             partner of Roanoke, a venture
                                             capital limited partnership.
                                             Ms. Conley serves on the board of
                                             directors of Data I/0, a
                                             publicly-held provider of equipment
                                             for programming integrated
                                             circuits.  She has a bachelor's
                                             degree in music from Emmanuel
                                             College and a master's degree in
                                             business administration from the
                                             Harvard Graduate School of Business
                                             Administration.
Martin J. Marks (48) . . . . . .   1997      Mr. Marks, President, Chief
                                             Operating Officer, Treasurer and
                                             Secretary of the Company, joined
                                             the Company as Chief Financial
                                             Officer in January 1991.  Prior to
                                             being named President, he held the
                                             position of Sr. Vice President.
                                             From March 1988 to November 1990,
                                             he was the Chief Financial Officer
                                             of E-Machines, Inc., a developer
                                             and manufacturer of high resolution
                                             display systems for the Macintosh
                                             computer.  Mr. Marks has a
                                             bachelor's degree in business
                                             administration from Portland State
                                             University and is a certified
                                             public

                                 Director    Principal Occupation and Business
           Name (Age)              Since     Experience for the Past Five Years
-------------------------------- ---------   ----------------------------------
                                             accountant.

Larry C. Mounger (60)  . . . . .   1990      Mr. Mounger is a private
                                             investor. From January 1993
                                             until October 1995, Mr. Mounger
                                             was president and chief
                                             executive officer and a director
                                             of Sun Sportswear, a
                                             publicly-held garment
                                             screenprinter.  From June 1963
                                             to January 1993, he held
                                             numerous positions, most
                                             recently president, chairman and
                                             chief executive officer at
                                             Pacific Trail, Inc., an
                                             outerwear manufacturer. Mr.
                                             Mounger is currently the
                                             Chairman of Sunrise Design, a
                                             screen-printing and embroidery
                                             company. He has a bachelor's
                                             degree in business
                                             administration and a juris
                                             doctor degree in law from the
                                             University of Washington.

James B. Slayden (72)  . . . . .   1990      Mr. Slayden has been retired since
                                             1985.  Prior to that, he held
                                             numerous executive positions with
                                             J.W Robinson, Marshall Field & Co.,
                                             Bullocks and The May Company.  He
                                             has a bachelor's degree in business
                                             administration from the University
                                             of Washington and a master's degree
                                             in business administration from the
                                             University of Southern California.
James C. Towne (54)  . . . . . .   1997      Mr. Towne is a private investor.
                                             Since 1995, Mr. Towne has been
                                             Chairman of Greenfield Development
                                             Corporation, a remediation and
                                             development company. From 1982 to
                                             1995, he was president, CEO or
                                             Chairman of various companies,
                                             including Osteo Sciences
                                             Corporation, Photon Kinetics, Inc.,
                                             MCV Corporation, Metheus
                                             Corporation and Microsoft
                                             Corporation. From 1970 to 1982, Mr.
                                             Towne held several positions at
                                             Tektronix, Inc., including Vice
                                             President and General Manager of
                                             the Instrumentation Division.

                                 Director    Principal Occupation and Business
           Name (Age)              Since     Experience for the Past Five Years
-------------------------------- ---------   ----------------------------------
                                             He has both a bachelor's degree in
                                             economics and a master's degree in
                                             business administration from
                                             Stanford University.

     Mr. Slayden is not standing for re-election as a Director at the Annual Meeting. Directors hold office until the next annual meeting of shareholders of the Company or until their successors have been elected and qualified.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Board of Directors maintains an Audit Committee, a Compensation Committee and a Nominating Committee. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the past year, there were six meetings of the Board of Directors, one meeting of each of the Audit Committee, the Compensation Committee and the Nominating Committee. Each director attended at least seventy-five percent (75%) of the meetings of the Board of Directors and of the committees of which he or she is a member.

     Current members of the Audit Committee are Ms. Conley, Chair, and
Mr. Mounger and Mr. Slayden. The Audit Committee is responsible for recommending the Company's independent auditors and reviewing the scope, costs and results of the audit engagement.

     Current members of the Compensation Committee are Mr. Mounger, Chair,
Ms. Conley and Mr. Slayden. The Compensation Committee is responsible for determining the overall compensation levels of the Company's executive officers and administering the Company's stock option and employee stock purchase plans.

     Current members of the Nominating Committee are Mr. Brownfield, Chair,
Ms. Conley and Mr. Jones. The Nominating Committee is primarily responsible for recommending director nominees to the Company's Board of Directors. The Nominating Committee will consider recommendations by shareholders for vacancies on the Board, which recommendations may be submitted to the Company's Secretary.

DIRECTOR COMPENSATION

     The Company currently pays $1,000 per Board meeting attended to each director who is not an officer or employee of the Company or an affiliate of a venture capital firm with an interest in the Company. Directors are not currently paid any additional amounts for attending Committee meetings. All directors are entitled to reimbursement for expenses incurred in traveling to and from Board meetings. From 1991 to 1995, Mr. Mounger and Mr. Slayden each were granted an option under the 1991 Plan to purchase 2,312 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Since 1995, pursuant to the Director Plan, directors who are not officers, employees or independent consultants of the Company have been eligible to receive annual option grants to purchase 2,312 shares of Common Stock at the fair market value of the Common Stock on the date of grant.

     PROPOSAL NO. 3:  CUTTER & BUCK INC. 1997 STOCK INCENTIVE PLAN

     The Company has granted stock options to its employees since 1991 under the 1991 and 1995 Stock Option Plans. These Plans have no shares left for issuance. If approved by Shareholders, the Cutter & Buck Inc. 1997 Stock Incentive Plan (the "Plan") would enable the Company to continue its practice of granting stock options as one element of its compensation program. The following is a summary of the Plan, a complete copy of which has been filed with the Commission as an appendix to this proxy statement.

PURPOSES

     The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees of the Company or any of its subsidiaries and to promote the success of the Company's business.

SHARES SUBJECT TO PLAN

     There are 350,000 shares of Common Stock authorized for nonqualified and incentive stock option grants and for grants of restricted shares of Common Stock under the Plan, which are subject to adjustment in the event of stock splits, stock dividends and other situations.

PARTICIPANTS

     Eligible participants in the Plan include any employee, officer, consultant or advisor of the Company or any parent or subsidiary of the Company and are selected by the Compensation Committee, or a subcommittee thereof (the "Committee"). Although the Plan is broad enough to cover all employees, officers, consultants and advisors of the Company and its subsidiaries, the Company anticipates that approximately 30 persons would meet the parameters currently set by the Committee for receiving benefits under the Plan. The Plan provides that no participant may be granted in any year more than 50,000 shares of restricted stock, or options to purchase more than 50,000 shares of Common Stock, as adjusted as provided in the Plan.

ADMINISTRATION

     The Committee shall either (i) consist solely of two or more non-employee directors of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (ii) cause any director who is not a non-employee director to abstain from any action by the Committee related to granting options to executive officers of the Company. The Board of Directors may also appoint one or more separate committees of the Board of Directors which may administer the Plan with respect to employees who are not executive officers of the Company.

     The Board of Directors may amend or terminate the Plan as desired, without further action by the Company's shareholders, except to the extent required by applicable law.

TERMINATION

     The Plan will continue in effect until all shares of stock available for grant have been acquired through exercise of options or otherwise, or for a term of ten (10) years from its effective date, whichever is earlier. The Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under restricted stock or options granted under the Plan and then in effect.

TERMS OF STOCK OPTIONS

     The Committee may grant incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options. Options granted pursuant to the Plan need not be identical but each option is subject to certain terms and conditions of the Plan. The exercise price under each option is established by the Committee. The exercise price may be paid as determined by the Committee. Options granted expire within a period of not more than ten (10) years from the grant date. Options shall be exercisable in such manner and at such times as the Committee may determine. The Committee may at any time prior to exercise and subject to consent of the participant, amend, modify or cancel any option previously granted and may or may not substitute in their place options at a different price and of a different type under different terms or in different amounts.

TERMS OF RESTRICTED STOCK

     The Committee may grant shares of restricted Common Stock of the Company with such terms and conditions as may be determined by the Committee. Grants of shares of restricted stock shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law. Shares of restricted stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable restricted stock agreement. Each certificate representing shares of restricted stock shall bear a legend referring to the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of restricted stock from the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock.

     Incentive stock options and non-qualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Non-qualified stock options need not comply with such requirements.

     An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of
(i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or, (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of a non-qualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

     A grantee of shares of restricted stock recognizes ordinary income on the date of receipt equal to the value of such shares (less any consideration paid by the grantee) unless the shares of stock are subject to a substantial risk of forfeiture. If the shares of stock are subject to a substantial risk of forfeiture, absent an election by the grantee to be taxed on the date of grant, then the grantee will recognize ordinary income when the risk of forfeiture lapses. The Company is entitled to an income tax deduction in the year the grantee recognizes income equal to the amount of income recognized by grantee.

PLAN BENEFITS

     The Committee has full discretion to determine the number and amount of options to be granted to employees under the Plan, subject to an annual limitation on the total number of options that may be granted to any employee. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other employees under the Plan are not presently determinable. Details on stock options granted during the last two years to certain executive officers are presented in the Summary Compensation Table.

REQUIRED APPROVAL

     The Plan will be approved if the votes cast in favor of the Plan exceed the votes cast against it. Abstention from voting or nonvoting by brokers will have no effect since such actions do not represent votes cast by shareholders. Unless marked to the contrary, proxies received will be voted for approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN.

     PROPOSAL NO. 4:  RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP ("Ernst & Young") as auditors of the Company for the fiscal year ending April 30, 1998. Ernst & Young has audited the accounts of the Company since fiscal year 1993. Representatives of Ernst & Young are expected to attend the meeting and will have the opportunity to make a statement and to respond to appropriate questions from Shareholders. In the event Shareholders do not ratify the appointment by a majority of the votes cast, represented in person or by proxy, the selection of auditors will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG AS AUDITORS FOR THE COMPANY.

                 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

     Based solely on a review of copies of reports made pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the related regulations, the Company believes that during fiscal year 1997 all filing requirements applicable to its directors, executive directors and 10 percent shareholders were satisfied.

                    FUTURE SHAREHOLDER NOMINATIONS AND PROPOSALS

     Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Shareholders by any Shareholder of the Company
(a) who is a Shareholder of record on the date of the giving of the notice and on the record date for the determination of Shareholders entitled to vote at the Annual Meeting, and (b) who timely complies with the notice procedures and form of notice set forth below. To be timely, a Shareholder's notice must be given to the Secretary of the Company and must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; PROVIDED, HOWEVER, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no Annual Meeting was held in the immediately preceding year, notice by the Shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the Annual Meeting date was mailed to Shareholders or other public disclosure of the Annual Meeting date was made, whichever first occurs. To be in proper form, a Shareholder's notice must be in written form and must set forth (a) as to each person whom the Shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and
(b) as to the Shareholder giving the notice (i) the name and record address of the Shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or by record by the Shareholder, (iii) a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder, (iv) a representation that the Shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and (v) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

     To be included in the Company's proxy materials mailed to the Company's Shareholders pursuant to Rule 14a-8 of the Exchange Act, Shareholder proposals to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its executive offices at 2701 First Avenue, Suite 500, Seattle, Washington 98121, to the attention of the Secretary, on or before April 27, 1997. No business may be transacted at an Annual Meeting of Shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors
(or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors
(or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any Shareholder of the Company (i) who is a Shareholder of record on the date of the giving of the notice and on the record date for the determination of Shareholders of record on the date for the determination of Shareholders entitled to vote at the Annual Meeting, and
(ii) who timely complies with the notice procedures and form of notice set forth above. To be timely, a Shareholder's notice must be given to the Secretary of the Company and must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; PROVIDED, HOWEVER, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no Annual Meeting was held in the immediately preceding year, notice by the Shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the Annual
Meeting date was mailed to Shareholders or other public disclosure of the Annual Meeting date was made, whichever first occurs. To be in proper form, a Shareholder's notice must be in written form and must set forth as to each matter the Shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting the business at the Annual Meeting,
(b) the name and record address of the Shareholder, (c) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by each Shareholder, (d) a description of all arrangements or understandings between the Shareholder and any other person or persons (including their names) in connection with the proposal of the business, and (e) a representation that the Shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

                               OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the Shareholders should come before the Annual Meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                                        By Order of the Board of Directors,


                                        Martin J. Marks
                                        PRESIDENT AND SECRETARY


Seattle, Washington
August 25, 1997

                                                                     EXHIBIT 1

PROPOSED AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION

       Proposed Amendment: The Restated Articles of Incorporation of the Company would be amended by replacing Article 9 in its entirety with the following:

            (a) (1). The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, the number of which shall be set forth in the Bylaws of the Corporation. The Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, Class I, Class II and Class III, each consisting as nearly as possible of one-third of the whole number of the Board of Directors. All Directors shall hold office until their successors are elected and qualified, or until their earlier death, resignation, disqualification or removal. At the first election of Directors following adoption of this provision by the shareholders of the Corporation, Class I Directors shall be elected for a term of one year; Class II Directors shall be elected for a term of two years; and Class III Directors shall be elected for a term of three years; and at each annual shareholders' meeting thereafter, successors to the Directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire in each year. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, and any other vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall serve for a term equivalent to the remaining unserved portion of the term of such newly elected Director's predecessor.

       Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto, and such Directors shall not be divided into classes pursuant to this Article 9(a)(1) unless expressly provided by such terms.

            (2) No amendment to the Articles of Incorporation of the Corporation shall amend, alter or repeal any of the provisions of this
       Article 9(a) unless the amendment effecting such amendment, alteration or repeal shall receive the affirmative vote of or consent of the holders of seventy-five percent (75%) of all shares of stock of the Corporation entitled to vote at a meeting of shareholders held for the purpose of voting on such amendment, considered for the purposes of this Article 9 as one class; provided that this paragraph 9(a)(2) shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any such amendment recommended to the shareholders pursuant to a resolution of the Board of Directors approved by two-thirds of the Continuing Directors. For purposes of this paragraph 9(a)(2), a "Continuing Director" shall mean any Director of the Corporation who is or becomes a Director on the date that this Article 9 is first adopted by the Corporation's shareholders or any Director elected by a majority of the Continuing Directors then in office to succeed any Director or to fill any vacancy on the Board of Directors whether resulting from an increase in the number of Directors or otherwise.

PROPOSED BYLAW AMENDMENTS

       The Bylaws of the Company would be amended by:

       replacing Article III, Section 3 in its entirety with the following:

            Section 3 TENURE AND QUALIFICATION. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of one-third of the whole number of the board of directors, and all directors shall hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. At the first meeting held for election of the board of directors pursuant to such classification, directors of the first class shall be elected for a term of one year; directors of the second class shall be elected for a term of two years; directors of the third class shall be elected for a term of three years; and at each annual election thereafter, successors to the directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. Directors need not be residents of the state of Washington or shareholders of the corporation.

       deleting Article III, Section 4 in its entirety.

       replacing Article III, Section 7 in its entirety with the following:

            Section 7 REMOVAL OF DIRECTORS. Any director or the entire board of directors may be removed for "Cause," as hereinafter defined, by the holders of a majority of the stock issued and outstanding and entitled to vote at a special shareholders' meeting called for the purpose of removing the director(s); provided, however, that the directors elected by a particular class of shareholders may be removed only by the vote of the holders of a majority of the shares of such class. For purposes of this Section 7, "Cause" means:

            (A) willful and continued material failure, refusal or inability to perform one's duties to the corporation or the willful engaging in gross misconduct materially and demonstrably damaging to the corporation; or

            (B) conviction for any crime involving moral turpitude or any other illegal act that materially and adversely reflects upon the business, affairs or reputation of the corporation or on one's ability to perform one's duties to the corporation.

                                                                     APPENDIX A

                                      CUTTER & BUCK
                                1997 STOCK INCENTIVE PLAN


     1. PURPOSES OF THE PLAN. The purposes of this 1997 Cutter & Buck Stock Incentive Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility with Cutter & Buck Inc. (the "Company"), to provide additional incentive in the form of stock options or shares of restricted Common Stock of the Company (the "Benefits") to employees of the Company or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by or acquires the Company, and to promote the success of the business.

     2. ELIGIBILITY. Any employee, officer or consultant or advisor of the Company or any parent or subsidiary of the Company may receive Benefits under the Plan.

     3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or a subcommittee thereof (the "Committee"). The Committee shall either (i) consist solely of two or more non-employee directors of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (ii) cause any director who is not a non-employee director to abstain from any action by the Committee related to granting Benefits to executive officers of the Company. The Board of Directors may also appoint one or more separate committees of the Board of Directors who may administer the Plan with respect to employees who are not executive officers of the Company.

     4. EFFECTIVE DATE AND TERMINATION OF PLAN. Subject to shareholder approval, the effective date of the Plan is July 31, 1997. The Plan shall terminate when all shares of stock subject to Benefits granted under the Plan shall have been acquired or on June 10, 2007, whichever is earlier, or at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under Benefits granted under the Plan and then in effect.

     5. SHARES SUBJECT TO THE PLAN. The stock subject to Benefits authorized to be granted under the Plan shall consist of 350,000 shares of the Company's common stock, no par value, or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in
Section 8. All or any shares of stock subject to Benefits which for any reason terminate may again be made subject to Benefits under the Plan.

     6. GRANT, TERMS AND CONDITIONS OF OPTIONS. Incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified stock options may be granted by the Committee at any time and from time to time prior to the termination of the Plan to those employees of the Company or any parent or subsidiary of the Company who, in the Committee's judgment, are largely responsible through their judgment, interest, ability and special efforts for the successful conduct of the Company's operations.
However, no participant shall be
granted options in any year to purchase more than 50,000 shares of the Company's common stock as adjusted as provided in Section 8.

          No participant shall have any rights as a shareholder of the Company with respect to any shares of stock underlying any option granted hereunder until those shares have been issued. Each option shall be evidenced by a written stock option agreement which will expressly identify the option as an incentive stock option or as a non-qualified stock option. Furthermore, the grant of an incentive option pursuant to the Plan shall in no way be construed as an alternative to the right of an optionee to purchase stock pursuant to any present or future grant of a non-qualified option under any of the Company's current or future stock option plans. Options granted pursuant to the Plan need not be identical but each option is subject to the terms of the Plan and is subject to the following terms and conditions:

          6.1 PRICE. The exercise price of each option granted under the Plan shall be established by the Committee. The exercise price may be paid as determined by the Committee.

          6.2 DURATION AND EXERCISE OR TERMINATION OF OPTION. Each option granted under the Plan shall be exercisable in such manner and at such times as the Committee shall determine. Each option granted must expire within a period of ten (10) years from the grant date.

          6.3 TRANSFERABILITY OF OPTIONS. Each option shall be transferable only by will or the laws of descent and distribution except and unless the option provides for additional rights to transfer.

          6.4 OTHER TERMS AND CONDITIONS. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan shall confer upon any participant any right to continue in the Company's employ or service nor limit in any way the Company's right to terminate his or her employment or service at any time.

     7. GRANT, TERMS AND CONDITIONS OF RESTRICTED STOCK. The Committee may grant shares of restricted common stock of the Company with such terms and conditions as may be determined in the sole discretion of the Committee. Grants of shares of restricted stock shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law. Shares of restricted stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but may be subject to forfeiture until provided otherwise in the applicable restricted stock agreement. Each certificate representing shares of restricted stock shall bear a legend referring to the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of restricted stock from the date of grant. No participant shall be granted more than 50,000 shares of restricted stock of the Company in any year, as adjusted as provided in Section 8.

     8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION/CHANGE IN CONTROL. The number and kind of shares of Company stock subject to Benefits under the Plan shall be appropriately adjusted along with a corresponding adjustment in the option exercise price, if applicable, to reflect any stock dividend, stock split, split-up or any combination or exchange of shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares available for grant under the Plan. If the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or shares by means of a sale, a reorganization, a liquidation, or otherwise, all options shall become immediately exercisable with respect to the full number of shares subject to those options and all restrictions on any shares of restricted stock granted under the Plan shall be immediately removed.

     9. WITHHOLDING. To the extent required by applicable federal, state, local or foreign law, a participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise pursuant to Benefits granted under the Plan. The Company shall not be required to issue shares until such obligations are satisfied. The Committee may (but shall not be required to) permit these obligations to be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to the participant or by delivering shares previously owned by the participant.

     10. AMENDMENT AND TERMINATION. The Board of Directors may amend or terminate the Plan as desired, without further action by the Company's shareholders, except to the extent required by applicable law.

                                     PROXY

                               CUTTER & BUCK INC.
                         2701 FIRST AVENUE, SUITE 500
                               SEATTLE, WA 98121

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Martin J. Marks and Harvey N. Jones or either of them, as Proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Cutter & Buck Inc. held of record by the undersigned on August 11, 1997, at the Annual Meeting of Shareholders to be held on September 26, 1997, or any adjournment thereof.


1. AMENDMENT OF RESTATED ARTICLES OF INCORPORATION. Amend the Company's Restated Articles of Incorporation to divide the Board of Directors into three classes and to provide for supermajority shareholder voting to repeal these amendments.

- FOR                     - AGAINST                    - ABSTAIN

2. ELECTION OF DIRECTORS.

- FOR all nominees listed below             - WITHHOLD AUTHORITY to vote for all
  (EXCEPT AS MARKED TO THE CONTRARY BELOW)    nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)

Harvey N. Jones, Frances M. Conley, Larry C. Mounger, Michael S. Brownfield, James C. Towne, Martin J. Marks

3. CUTTER & BUCK 1997 STOCK INCENTIVE PLAN. Approve the Cutter & Buck 1997 Stock Incentive Plan.

- FOR                     - AGAINST                    - ABSTAIN

4. INDEPENDENT AUDITORS. Ratify the appointment of Ernst & Young LLP as the Company's auditors.

- FOR                     - AGAINST                    - ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


                                       Dated:                  , 1997
                                              ----------------




                                       ------------------------------
                                       Signature




                                       ------------------------------
                                       Signature (if held jointly)



                                       Please sign name as appears below.
                                       When shares are held by joint
                                       tenants, both should sign. When
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title. If a
                                       corporation, please sign full
                                       corporate name by President or other
                                       authorized officer. If a partnership,
                                       please sign in partnership name by
                                       authorized person.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.